Exhibit 5.5

SIDLEY AUSTIN LLP 70 ST MARY AXE LONDON, EC3A 8BE +44 20 7360 3600 +44 20 7626 7937 FAX AMERICA • ASIA PACIFIC • EUROPE	DHOWE@SIDLEY.COM
+44 20 7360 3674

Our Ref: DEH/98901-30020

To:

Amcor UK Finance PLC 83 Tower Road North Warmley Bristol BS30 8XP United Kingdom	Amcor Finance (USA), Inc. 2801 SW 149th Avenue, Suite 350 Miramar, Florida 33027 United States of America
Amcor plc 83 Tower Road North Warmley Bristol BS30 8XP United Kingdom	Bemis Company, Inc. 2301 Industrial Drive Neenah, Wisconsin 54956 United States of America
Amcor Pty Ltd Level 11, 60 City Road Southbank, Victoria 3006 Australia

10 June 2020

Dear Sirs

Registration Statement on Form S-3
Issues of Debt Securities and Guarantees by Amcor UK Finance PLC

PART 1

INTRODUCTION

1.            INTRODUCTION

We have acted as legal advisers as to English law to Amcor UK Finance PLC (the “Company”) in relation to the filing of a shelf registration statement on Form S-3 (the “Registration Statement”), which is to be filed by the Company, Amcor plc, Amcor Finance (USA), Inc. (“AFUI”), Amcor Pty Ltd and Bemis Company, Inc. (“Bemis”) under the United States Securities Act of 1933, as amended (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”), relating to the  registration of:

Sidley Austin LLP is a limited liability partnership formed and registered under the laws of the
State of Delaware.  The offices listed above (other than London) are offices of associated Sidley Austin partnerships.

A list of names of partners in the partnership is available at 70 St Mary Axe, London, EC3A 8BE.

Authorised and regulated by the Solicitors Regulation Authority under number 79075.

(i)                                    unsecured debt securities to be issued by Amcor plc, which may be unsecured senior debt securities (the “Amcor plc Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Amcor plc Subordinated Debt Securities” and, together with the Amcor plc Senior Debt Securities, the “Amcor plc Debt Securities”),

(ii)                                 unsecured debt securities to be issued by AFUI, which may be unsecured senior debt securities (the “AFUI Senior Debt Securities”) and/or unsecured subordinated debt securities (the “AFUI Subordinated Debt Securities” and, together with the AFUI Senior Debt Securities, the “AFUI Debt Securities”),

(iii)                              unsecured debt securities to be issued by the Company, which may be unsecured senior debt securities (the “Amcor UK Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Amcor UK Subordinated Debt Securities” and, together with the Amcor UK Senior Debt Securities, the “Amcor UK Debt Securities”),

(iv)                             unsecured debt securities to be issued by Amcor Pty Ltd, which may be unsecured senior debt securities (the “Amcor Pty Ltd Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Amcor Pty Ltd Subordinated Debt Securities” and, together with the Amcor Pty Ltd Senior Debt Securities, the “Amcor plc Debt Securities”),

(v)                                unsecured debt securities to be issued by Bemis, which may be unsecured senior debt securities (the “Bemis Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Bemis Subordinated Debt Securities” and, together with the Bemis Senior Debt Securities, the “Bemis Debt Securities” and, together with the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities and the Amcor Pty Ltd Debt Securities, the “Debt Securities”),

(vi)                             guarantees of the Amcor plc Senior Debt Securities to be given by AFUI, the Company, Amcor Pty Ltd and Bemis (the “Amcor plc Senior Debt Securities Guarantees”) and guarantees of the Amcor plc Subordinated Debt Securities to be given by AFUI, the Company, Amcor Pty Ltd and Bemis (the “Amcor plc Subordinated Debt Securities Guarantees” and, together with the Amcor plc Senior Debt Securities Guarantees, the “Amcor plc Debt Securities Guarantees”),

(vii)                          guarantees of the AFUI Senior Debt Securities to be given by Amcor plc, the Company, Amcor Pty Ltd and Bemis (the “AFUI Senior Debt Securities Guarantees”) and guarantees of the AFUI Subordinated Debt Securities to be given by Amcor plc, the Company, Amcor Pty Ltd and Bemis (the “AFUI Subordinated Debt Securities Guarantees” and, together with the AFUI Senior Debt Securities Guarantees, the “AFUI Debt Securities Guarantees”),

(viii)                       guarantees of the Amcor UK Senior Debt Securities to be given by Amcor plc, AFUI, Amcor Pty Ltd and Bemis (the “Amcor UK Senior Debt Securities Guarantees”) and guarantees of the Amcor UK Subordinated Debt Securities to be given by Amcor plc, AFUI, Amcor Pty Ltd and Bemis (the “Amcor UK Subordinated Debt Securities Guarantees” and, together with the Amcor UK Senior Debt Securities Guarantees, the “Amcor UK Debt Securities Guarantees”),

(ix)                             guarantees of the Amcor Pty Ltd Senior Debt Securities to be given by Amcor plc, AFUI, the Company and Bemis (the “Amcor Pty Ltd Senior Debt Securities Guarantees”) and guarantees of the Amcor Pty Ltd Subordinated Debt Securities to be given by Amcor plc, AFUI, the Company and Bemis (the “Amcor Pty Ltd Subordinated Debt Securities Guarantees” and, together with the Amcor Pty Ltd Senior Debt Securities Guarantees, the “Amcor Pty Ltd Debt Securities Guarantees”) and

(x)                                guarantees of the Bemis Senior Debt Securities to be given by Amcor plc, AFUI, the Company and Amcor Pty Ltd (the “Bemis Senior Debt Securities Guarantees”) and guarantees of the Bemis Subordinated Debt Securities to be given by Amcor plc, AFUI, the Company and Amcor Pty Ltd (the “Bemis Subordinated Debt Securities Guarantees” and, together with the Bemis Senior Debt Securities Guarantees, the “Bemis Debt Securities Guarantees” and, together with the Amcor plc Debt Securities Guarantees, the AFUI Debt Securities Guarantees, the Amcor UK Debt Securities Guarantees and the Amcor Pty Ltd Debt Securities Guarantees, the “Guarantees”).

The Amcor plc Senior Debt Securities will be issued under the Amcor plc Senior Indenture (as defined in the Registration Statement), and the Amcor plc Subordinated Debt Securities will be issued under the Amcor plc Subordinated Indenture (as defined in the Registration Statement). The AFUI Senior Debt Securities will be issued under the AFUI Senior Indenture (as defined in the Registration Statement), and the AFUI Subordinated Debt Securities will be issued under the AFUI Subordinated Indenture (as defined in the Registration Statement). The Amcor UK Senior Debt Securities will be issued under the Amcor UK Senior Indenture (as defined in the Registration Statement), and the Amcor UK Subordinated Debt Securities will be issued under the Amcor UK Subordinated Indenture (as defined in the Registration Statement). The Amcor Pty Ltd Senior Debt Securities will be issued under the Amcor Pty Ltd Senior Indenture (as defined in the Registration Statement), and the Amcor Pty Ltd Subordinated Debt Securities will be issued under the Amcor Pty Ltd Subordinated Indenture (as defined in the Registration Statement). The Bemis Senior Debt Securities will be issued under the Bemis Senior Indenture (as defined in the Registration Statement), and the Bemis Subordinated Debt Securities will be issued under the Bemis Subordinated Indenture (as defined in the Registration Statement). The Amcor plc

Senior Indenture, the Amcor plc Subordinated Indenture, the AFUI Senior Indenture, the AFUI Subordinated Indenture, the Amcor UK Senior Indenture, the Amcor UK Subordinated Indenture, the Amcor Pty Ltd Senior Indenture, the Amcor Pty Ltd Subordinated Indenture, the Bemis Senior Indenture and the Bemis Subordinated Indenture are collectively referred to as the “Indentures” and each, an “Indenture”.

The Company has provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”) and the forms of the Indentures. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with the filing of the Registration Statement, we have been asked by the Company to give this opinion in respect of certain matters of English law relating to the Company, the issue by the Company of the Amcor UK Debt Securities and the entering into by the Company of the Guarantees.  We have taken instructions solely from the Company.

2.            SCOPE

This letter is limited to English law as applied by the English courts as at the date of this letter and shall be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. In particular:

(a)                                 by giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect;

(b)                                 to the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws;

(c)                                  we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation; and

(d)                                 we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.

The opinion in this letter is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

3.            DOCUMENTS

For the purpose of giving this opinion we have examined the following documents:

(a)                                 the Registration Statement (including the Prospectus, each of the Indentures and the other exhibits to the Registration Statement);

(b)                                 the results of searches made on 9 June 2020 in each case made on our behalf by Armadillo Business Information of the records relating to the Company held by the Registrar of Companies at Companies House (the “Company Searches”); and

(c)                                  an officer’s certificate dated 10 June 2020 (the “Officer’s Certificate”) attaching certified copies of:

(i)                                     the constitutional documents of the Company as at the date of such certificate;

(ii)                                  the minutes of a meeting of the board of directors of the Company held on 29 May 2020;

(iii)                               the minutes of a general meeting of the Company dated 29 May 2020, together with the notice of such general meeting dated 26 May 2020; and

(iv)                              the signing power of attorney referred to in the board minutes referred to above.

We have also made an enquiry of the Central Index of Winding-Up and Administration Petitions (the “Central Index”) in respect of the Company on 9 June 2020 at 10:11 a.m. (London time) (the “Insolvency Search” and, together with the Company Searches, the “Searches”).

Except as noted above, we have not made any enquiries or searches concerning the Company or examined any contracts or other documents entered into by or affecting the Company.

4.            ASSUMPTIONS

For the purpose of this opinion and in considering the documents listed in paragraph 3 (Documents) above we have (with your consent and without any further enquiry) assumed:

(a)                                the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us, whether as originals or copies;

(b)                                the conformity to originals of all documents supplied to us as photocopies, pdfs or facsimile copies;

(c)                                 where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen form;

(d)                                the lack of bad faith and absence of fraud, coercion, duress or undue influence on the part of any party to the Indentures or their respective directors, employees, agents and (with the exception of Sidley Austin LLP and its affiliated partnerships) advisers;

(e)                                 any Debt Securities will be duly executed, issued and authenticated in accordance with the provisions of the relevant Indenture;

(f)                                  the truth, accuracy and completeness at all relevant times (including at the time of the execution of the relevant Indenture) of each statement contained in all board minutes, resolutions and certificates referred to in paragraph 3 (Documents) above;

(g)                                 the directors of the Company, in authorising the execution and delivery of each of the Indentures and the performance of its obligations thereunder, have exercised their powers and duties in accordance with all applicable laws;

(h)                                the minutes of each meeting of the board of directors of the Company referred to in paragraph 3 (Documents) are a true record of the proceedings described therein of duly convened, constituted, quorate and conducted meetings of the board of directors of the Company acting in the interests of and in accordance with the constitution of the Company, the relevant meetings were duly held and the resolutions passed thereat have not subsequently been revoked or amended and remain in full force and effect as at the date of this letter, in each case as confirmed by the Officer’s Certificate, and will remain so as the respective dates of execution of the Indentures;

(i)                                    as at the date of this letter the Company has not, and as at the respective dates of execution of the Indentures the Company will not have, received a direction from its sole shareholder under article 4 of its articles of association restricting any powers of the board of directors of the Company to execute the Indentures or enter into any transaction referred to in the Indentures, as confirmed in the Officer’s Certificate dated 10 June 2020;

(j)                                   the general meeting of the Company referred to in paragraph 3 (Documents) was duly convened and held and the resolutions set out in the notice of such meeting were duly passed in accordance with the Companies Act 2006 and remain in full force and effect as at the date of this letter, in each case as confirmed by the Officer’s Certificate and will remain so as at the respective dates of execution of the Indentures;

(k)                                the Company is not and, as at the respective dates of execution of the Indentures will not be, unable to pay its debts within the meaning of Section 123 of the

Insolvency 1986 Act and will not become unable to do so as a result of entering into or performing its obligations under the Indentures;

(l)                                    the information disclosed by the Searches was accurate as at the date of those searches and has not since then been altered;

(m)                            the Company Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of the Company Searches, and the Insolvency Search did not fail to elicit any material information; and

(n)                                that, at the time the Company enters into the Indentures, either:

(i)                                     no person had acquired shares in the Company and incurred liability (including as such expression is explained in section 683(2)(a) of the Companies Act 2006) for the purpose of such acquisition which was still outstanding; or

(ii)                                  if a person had acquired shares in the Company and incurred such a liability, the entering into of any of the Indentures was not for the purpose of reducing or discharging such liability (including as such expression is explained in section 683(2)(b) of the Companies Act 2006).

5.            OPINIONS

Based upon and subject to the assumptions and qualifications set out in this letter and having regard to such legal considerations as we have deemed relevant, we are of the following opinions:

(a)                                 As at the date of this letter, the Company is validly existing as a public company incorporated in England and Wales with limited liability under the Companies Act 1985 under registered number 04160806.

(b)                                 As at the date of this letter the Company has the necessary corporate power to enter into and perform its obligations under each of the Indentures.

(c)                                  As at the date of this letter the Company has taken the necessary corporate action to authorise the entry into and performance by it of its obligations under each of the Indentures.

(d)                                 As at the date of this letter the Searches disclosed no winding-up resolution, order or petition, no administration application, administration order, appointment of an administrator or notice of intention to appoint an administrator served by the company or its directors, no appointment of a liquidator or provisional liquidator, no appointment of a receiver, manager or administrative receiver, no voluntary arrangement, no moratorium and no recognition order under the Cross-Border Insolvency Regulations 2006 (SI 2006/1030) in respect of, the Company.

6.            QUALIFICATIONS

Our opinions are subject to the qualifications set out below.

(a)                                Although there is considerable overlap between the types of English insolvency process capable of being disclosed by the Company Searches and the Insolvency Searches there are differences and some are not capable of being disclosed by either type of Search: for example, a notice of intention to appoint an administrator served by the holder of a qualifying floating charge.  Moreover, neither type of Search is capable of disclosing the commencement of foreign insolvency proceedings.

(b)                                As regards insolvency processes capable of being disclosed, the Searches are not conclusive for a number of reasons.  In the case of the Insolvency Search relevant information passed to the Companies Court may not be entered on the Central Index immediately (or at all) and as regards winding-up, administration process or moratorium initiated in a County Court or District Registry, details of the relevant filing may not be notified to the Central Index and entered on such records on a timely basis (or at all).  We have not made enquiries of any County Court or District Registry as to any such matters.  In the case of the Company Searches, information required to be filed with the Registrar of Companies is not in all cases required to be filed immediately (and may not be filed at all or on time) and, once filed, the information may not be made publicly available immediately (or at all).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement  and to the use of this firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully

/s/ Sidley Austin LLP